UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 McCarthy Boulevard, Milpitas, California 95035

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 801-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (the “Board”) of SanDisk Corporation (the “Registrant”) had previously approved, subject to stockholder approval, an amendment to Article IV, Section C.4 of the Registrant’s Amended and Restated Certificate of Incorporation to eliminate cumulative voting for directors (the “Amendment”). The Registrant’s stockholders approved the Amendment at the annual stockholders meeting held on May 27, 2009. On May 27, 2009, the Registrant filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation effectuating the Amendment. A copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Effective May 27, 2009, the Board approved an amendment to Article II, Section 11 of the Registrant’s Amended and Restated Bylaws to provide for a director election standard under which, in uncontested elections, a nominee for director shall be elected or re-elected by the affirmative vote of a majority of the votes cast at a meeting of stockholders. A copy of the Amended and Restated Bylaws of the Registrant is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of SanDisk Corporation dated May 27, 2009.

3.2	Amended and Restated Bylaws of SanDisk Corporation dated May 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2009

SANDISK CORPORATION

By:	/s/ Judy Bruner
Name:	Judy Bruner
Title:	Executive Vice President, Administration and Chief Financial Officer